Exhibit 4

FORM OF STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of May [●], 2019, by and among each of the entities listed in Schedule 1 (each, a “Purchaser” and collectively, the “Purchasers”), and Maple Holdings B.V. (the “Seller”). To the extent there is only one entity listed on Schedule 1, the term “Purchasers” as used herein shall mean the singular.

WHEREAS, the Seller wishes to transfer, assign, sell, convey and deliver to the Purchasers, and the Purchasers wish to, severally and not jointly, purchase from the Seller, [●] shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of Keurig Dr Pepper Inc. (the “Company”) at the price and on the terms and subject to the conditions set forth in this Agreement (the “Offering”); and

WHEREAS, the Company has an effective shelf registration statement on Form S-3 (File No. 333-213477) (the “Registration Statement”), pursuant to which the Offering is being made.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for good and valuable consideration, each Purchaser, severally and not jointly, and the Seller agree as follows:

1.            Purchase and Sale of the Shares.

(a)          At the Closing (as defined below), and subject to the terms and conditions hereof, the Seller will transfer, assign, sell, convey and deliver to the Purchasers, [●] Shares, and each of the Purchasers, severally and not jointly, will purchase from the Seller the number of Shares set forth opposite such Purchaser’s name in Schedule 1. In connection with such transfer, the Seller will deliver the Shares to be sold by it to the Purchasers (as provided in Section 2(a), below). In exchange for the transfer of the Shares, each Purchaser, severally and not jointly, will pay the Seller the aggregate amount set forth opposite such Purchaser’s name in Schedule 1 (the “Purchase Consideration”), in each case representing a per Share price of $[●].

(b)          The closing of the Offering (the “Closing”) shall take place on May [●], 2019 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, or at such other time or place as the parties hereto shall mutually agree (the actual day of the Closing, the “Settlement Date”), subject to Section 5 below.

2.            Deliveries at Closing.

(a)           At Closing, the Seller shall transfer or cause to be transferred to each Purchaser the number of Shares set forth opposite such Purchaser’s name in Schedule 1 (each such Purchaser’s Shares, the “Transferred Shares”) via book entry transfer to the accounts maintained by the Purchasers’ respective brokers at The Depository Trust Company (“DTC”) as set forth in Schedule 1, with such accompanying documentation as may be reasonably required by Computershare Trust Company, N.A., as transfer agent, to effect the transfer of such Shares.

(b)           At Closing, each Purchaser, severally and not jointly, shall deliver or cause to be delivered to the Seller the Purchase Consideration set forth opposite such Purchaser’s name on Schedule 1 by wire transfer of immediately available funds to the accounts designated by the Seller.

3.            Purchaser Representations. In purchasing the Shares, each Purchaser, severally and not jointly, acknowledges, represents and warrants to the Seller on the date hereof and on the Settlement Date that:

(a)          Such Purchaser acknowledges receipt of the prospectus which forms a part of the Registration Statement relating to the Offering.

(b)          Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Purchaser has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement.

(c)          This Agreement has been duly authorized by such Purchaser, has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(d)          The purchase of the Shares by such Purchaser hereunder will not conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to such Purchaser, (ii) the organizational documents of such Purchaser or (iii) the terms of any indenture or other agreement or instrument to which such Purchaser is a party or bound, or any judgment, order or decree applicable to such Purchaser of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Purchaser, except in the cases of (i) and (iii), for any such conflict, breach, violation or default that would not materially and adversely affect the purchase of the Shares and the consummation of the transactions contemplated herein; provided that no warranty is made with respect to the antifraud provisions of federal and state securities laws.

(e)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Purchaser of its purchase of the Shares hereunder.

(f)           Such Purchaser represents that it is and, immediately following its purchase of the Shares, will be a “passive investor” with respect to the Company as contemplated by Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and confirms that the Shares are not being acquired by it for the purpose of or with the effect of changing or influencing the control of the Company.

(g)           Such Purchaser is purchasing the Shares in the ordinary course of its business and has no arrangement with any person, directly or indirectly, to participate in the distribution of the Shares.

(h)           Except for the express representations and warranties contained in this Agreement, neither the Seller, nor any of their respective affiliates, attorneys, accountants and financial and other advisors, has made any representations or warranties to such Purchaser.

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4.            Seller Representations. The Seller acknowledges, represents and warrants to the Purchasers on the date hereof and on the Settlement Date that:

(a)          The Seller is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands. The Seller has full and adequate right, power, capacity and authority to enter into, execute, deliver and perform this Agreement. The Seller has entered into a Power of Attorney for the sale and delivery of the Shares to be sold by the Seller (the “Power of Attorney”) and has the full and adequate right, power, capacity and authority to enter into, execute, deliver and perform the Power of Attorney.

(b)          This Agreement and the Power of Attorney, as applicable, have been duly authorized, executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)          The Seller is the record and beneficial owner of the Shares to be sold by it in the Offering. The Seller has not granted any option of any sort with respect to the Shares or any right to acquire the Shares or any interest therein other than to the Purchasers under this Agreement.

(d)          The transfer of the Shares to be sold by the Seller in the Offering will not conflict with, result in a breach or violation of, or constitute a default under, (i) any law applicable to the Seller or, (ii) the organizational documents of the Seller or (iii) the terms of any indenture or other agreement or instrument to which the Seller is a party or bound, or any judgment, order or decree applicable to the Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller, except in the cases of (i) and (iii), for any such conflict, breach, violation or default that would not materially and adversely affect the sale of the Shares and the consummation of the transactions contemplated herein; provided that no warranty is made with respect to the antifraud provisions of federal and state securities laws other than as expressly set forth elsewhere herein.

(e)          No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Seller of the sale of the Shares in the Offering.

(f)           The Seller has not engaged any investment banker, broker, or finder in connection with the Offering, and no broker’s or similar fee is payable by the Seller or any of its affiliates in connection with the transfer of the Shares owned by the Seller hereunder.

(g)          Upon (i) payment by the respective Purchaser for the Transferred Shares to be sold by the Seller to such Purchaser pursuant to this Agreement; (ii) the Company registering Cede & Co. ("Cede"), or such other nominee as may be designated by the Depository Trust Company (“DTC”), as the registered owner of such Transferred Shares in the Company's share registry; (iii) the crediting of the Transferred Shares on the books of DTC to (A) the securities account of the Purchaser at DTC (if such Purchaser is a member of DTC) or (B) the securities account of a securities intermediary (that is a member of DTC) of such Purchaser ("Purchaser's Intermediary") that further credits the Transferred Shares to a securities account of the Purchaser maintained by the Purchaser's Intermediary, the Purchaser will acquire, under Section 8-501 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”), security entitlements in respect of such Transferred Shares. Assuming that neither DTC, the Purchaser's Intermediary (if applicable) nor the Purchaser has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) with respect to such Transferred Shares, an action based on an adverse claim to the financial asset consisting of the Transferred Shares held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other theory, may not be successfully asserted against the respective Purchaser of such Transferred Shares; for purposes of this representation, the Seller has assumed that when such payment, delivery and crediting occur, (x) such Transferred Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of each Purchaser on the records of DTC and/or each Purchaser’s Intermediary will have been made pursuant to the UCC.

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(h)          Except for the express representations and warranties contained in this Agreement, neither the Purchasers, nor any of their respective affiliates, attorneys, accountants and financial and other advisors, has made any representations or warranties to the Seller.

5.            Conditions Precedent to Obligations of the Seller and Purchasers.

(a)          The obligations of the Purchasers are subject to the satisfaction of the conditions precedent that (i) the representations and warranties of the Seller contained herein shall be true and correct as of the date hereof and the Settlement Date (including as if made both on the date hereof and on the Settlement Date) and (ii) the Seller shall have complied with all of its covenants and agreements contained in this Agreement to be performed on or prior to the Settlement Date.

(b)          The obligations of the Seller are subject to the satisfaction of the conditions precedent that (i) the representations and warranties of the Purchasers contained herein shall be true and correct as of the date hereof and the Settlement Date (including as if made both on the date hereof and on the Settlement Date) and (ii) the Purchasers shall have complied with all of their covenants and agreements contained in this Agreement to be performed on or prior to the Settlement Date.

6.            Miscellaneous.

(a)          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements related to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation by any party or any representative of any party other than those expressly contained herein. The respective agreements, representations, warranties and other statements of the Purchasers and the Seller, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Purchasers or the Seller or any of their respective officers, directors or affiliates, and shall survive delivery of and payment for the Shares. This Agreement may not be assigned by the Seller without the written consent of the Purchasers and any such assignment without such written consent shall be void.

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(b)          This Agreement may be amended only by written agreement between the parties hereto. This Agreement may be terminated in whole at any time prior to the Closing by mutual written consent of the Seller and the Purchasers, or in part at any time with respect to a particular Purchaser prior to the Closing by mutual written consent of the Seller and the relevant Purchaser.

(c)           Each party agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

(d)          This Agreement shall be governed by and construed under the domestic, substantive laws of the State of New York (without giving effect to any conflict of law or other aspect of New York law that might result in the application of any law other than that of the State of New York).

(e)          This Agreement may be executed in one or more counterparts, each of which constitutes an original and is admissible in evidence, and all of which constitute one and the same agreement.

(f)           Each party shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

(g)         The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Seller acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement is between the Seller and a Purchaser, solely, and not between the Seller and the Purchasers collectively and not between and among the Purchasers.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Purchaser[s]:

[●]
By:	[●]

By:
Name:	[●]
Title:	[●]

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Seller:

Maple Holdings B.V.

By:
Name:	Joachim Creus
Title:	General Counsel

[Signature Page to Stock Purchase Agreement]

Schedule 1

Each Purchaser’s Name, DTC Account Information, Shares to be Purchased and each Purchaser’s Purchase Consideration

Purchaser	Purchaser’s DTC Account Information	Number of Shares to be Purchased	Purchase Consideration